As filed with the Securities and Exchange Commission on January 6, 1999
                                                       Registration No. 33-82040

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933

                             MAIN PLACE FUNDING, LLC
             (Exact name of registrant as specified in its charter)

          Delaware                                     56-2110071
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                             100 North Tryon Street
                         Charlotte, North Carolina 28255
                                 (704) 388-7436
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                                       Copy to:

          JOHN E. MACK                            A. CURTIS GREER II
          President                               Cadwalader, Wickersham & Taft
          Main Place Funding, LLC                 100 Maiden Lane
          100 North Tryon Street                  New York, New York  10038-4892
          Charlotte, North Carolina  28255        (212) 504-6660
          (704) 386-5972

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                        No further sales will take place.

        (Approximate date of commencement of proposed sale to the public)
                              ---------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

                              ---------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              ---------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

     On November 1, 1996, following a series of transactions, NationsBank, N.A., a national banking association, became the sole shareholder of Main Place Funding Corporation, a Delaware corporation ("Main Place"). NationsBank, N.A. contributed its shares of Main Place to its wholly-owned subsidiary, Main Place Holdings Corporation ("MP Holdings"). On November 1, 1996, Main Place merged with and into a newly formed, wholly-owned subsidiary of MP Holdings, Main Place Real Estate Investment Trust, a Maryland real estate investment trust ("MP REIT"), with MP REIT as the surviving entity.

     On October 15, 1998, MP Holdings merged with and into Main Place Holdings, LLC ("MP LLC"), a Delaware limited liability company wholly-owned by NationsBank, N.A., with MP LLC as the surviving entity (the "Merger"). The Merger resulted in the succession of MP LLC to MP Holdings, with MP LLC as the holder of all of the voting securities of MP REIT. On December 10, 1998, MP LLC was renamed "Main Place Funding, LLC" ("Funding LLC"). On December 14, 1998, Main Place Trust, a Delaware business trust ("Main Place Trust"), whose sole purpose is holding exclusive control over the exercise of a bankruptcy veto with respect to Funding LLC, was admitted as an additional member of Funding LLC and holds a 1% membership interest in Funding LLC. Main Place Trust was formed on December 14, 1998 and is a wholly-owned subsidiary of NationsBank, N.A., which continues to hold the remaining 99% membership interest in Funding LLC.

     On December 23, 1998, MP REIT merged with and into Funding LLC, with Funding LLC as the surviving entity.

     In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 3, Funding LLC, as successor to MP REIT, expressly adopts Registration Statement No. 33-82040 on Form S-3 as its own registration statement for all purposes of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended. Funding LLC is a Delaware limited liability company and a direct subsidiary of NationsBank, N.A., which is itself a wholly-owned, indirect subsidiary of BankAmerica Corporation.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 15.  Indemnification of Members.

     Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") empowers a limited liability company to indemnify and hold harmless any member or manager or person from and against any and all claims and demands whatsoever.

     The Amended and Restated Limited Liability Company Agreement of Funding LLC (the "Agreement") prevents the recovery by Funding LLC of monetary damages against its members ("Indemnified Persons") to the fullest extent permitted by the DLLCA. In accordance with the provisions of the DLLCA, the Agreement provides that Funding LLC shall indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities (including reasonable attorneys fees) to which such Indemnified Person may become subject in connection with any matter arising from, related to, or in connection with the Agreement or Funding LLC's business or affairs, except for such losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

     Notwithstanding anything else in the Agreement, the indemnity obligations of Funding LLC shall (a) be in addition to any liability that Funding LLC may otherwise have; (b) extend upon the same terms and conditions to the directors, committee members, officers, stockholders, partners, members, control person, employees, agents and representatives of each Indemnified Person; (c) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and any such person; (d) be limited to the assets of Funding LLC; and (e) be subordinate to Funding LLC's obligations in respect of Bonds (as defined in Section 3.1(a)(vii) of the Agreement) as set forth in Section 11.1(b)(xii) of the Agreement.

     The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of members and managers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes.

Item 16.  Exhibits.

     The following exhibits are filed with this Registration Statement.*


Exhibit No.              Description of Exhibit
-----------              ----------------------

     2.1                 Agreement  of  Merger   merging  Main  Place   Holdings
                         Corporation into Main Place Holdings, LLC, dated as of October 15, 1998

     2.2 Agreement and Plan of Merger between Main Place Real Estate Investment Trust and Main Place Funding, LLC, dated as of December 22, 1998

     3.1 Limited Liability Company Agreement of Main Place Holdings, LLC, dated as of October 15, 1998

     3.2                 Amended  and   Restated   Limited   Liability   Company
                         Agreement of Main Place Funding, LLC, dated as of December 14, 1998

     4.1 First Supplemental Indenture, dated as of December 23, 1998, between Main Place Funding, LLC and U.S. Bank Trust National Association

     4.2 Second Supplemental Indenture, dated as of December 23, 1998, between Main Place Funding, LLC, and U.S. Bank Trust National Association

     4.3                 Assignment    and    Assumption    Agreement    between
                         NationsBank, N.A., and Main Place Trust, dated as of December 14, 1998

     4.4                 Trust  Agreement  of  Main  Place  Trust  dated  as  of
                         December 14, 1998

     23                  Consent of PricewaterhouseCoopers LLP

     24                  Power of Attorney (included on signature page)

--------------------
* All other required exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3, as amended, to which this is Post-Effective Amendment No. 3.

Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below on this Post-Effective Amendment to a Registration Statement hereby constitutes and appoints John E. Mack and Gary S. Williams, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 6, 1999.


                                        MAIN PLACE FUNDING, LLC


                                        By:  /s/ John E. Mack
                                             ----------------
                                             John E. Mack
                                             President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 3 to the Registration Statement has been signed on January 6, 1999 by the following persons in the capacities and on the dates indicated.

          Signature                                    Title
          ---------                                    -----

   /s/ John E. Mack                     President (Principle Executive Officer)
-----------------------------
       John E. Mack

                                        Treasurer and Senior Vice President/
 /s/  Neil A. Cotty                     Principle Financial and Accounting
------------------------------          Officer (Principal Financial and
       Neil A. Cotty                    Accounting Officer)


NATIONSBANK, N.A.                       Managing Member


By: /s/ John E. Mack
------------------------------
     John E. Mack

MAIN PLACE TRUST                        Special Managing Member


By:  /s/ John E. Mack
------------------------------
     John E. Mack
     Business Trustee

                                 EXHIBIT INDEX*
                                 --------------


Exhibit No.              Description of Exhibit

     2.1                 Agreement  of  Merger   merging  Main  Place   Holdings
                         Corporation into Main Place Holdings, LLC, dated as of October 15, 1998

     2.2 Agreement and Plan of Merger between Main Place Real Estate Investment Trust and Main Place Funding, LLC, dated as of December 22, 1998

     3.1 Limited Liability Company Agreement of Main Place Holdings, LLC, dated as of October 15, 1998

     3.2                 Amended  and   Restated   Limited   Liability   Company
                         Agreement of Main Place Funding, LLC, dated as of December 14, 1998

     4.1 First Supplemental Indenture, dated as of December 23, 1998, between Main Place Funding, LLC and U.S. Bank Trust National Association

     4.2 Second Supplemental Indenture, dated as of December 23, 1998, between Main Place Funding, LLC, and U.S. Bank Trust National Association

     4.3                 Assignment    and    Assumption    Agreement    between
                         NationsBank, N.A., and Main Place Trust, dated as of December 14, 1998

     4.4                 Trust  Agreement  of  Main  Place  Trust  dated  as  of
                         December 14, 1998

     23                  Consent of PricewaterhouseCoopers LLP

     24                  Power of Attorney (included on signature page)


------------------------
* All other required exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3, as amended, to which this is Post-Effective Amendment No. 3.